Exhibit 99.1

News Release

M.D.C. HOLDINGS ANNOUNCES 2014 FOURTH QUARTER RESULTS

DENVER, COLORADO, Wednesday, January 28, 2015. M.D.C. Holdings, Inc. (NYSE: MDC) announced results for the quarter ended December 31, 2014.

2014 Fourth Quarter Highlights and Comparisons to 2013 Fourth Quarter

●	Net income of $14.6 million, or $0.30 per share; excluding debt extinguishment charge, net income of $20.1* million, or $0.41* per share vs. $30.7 million or $0.62 per share
o	Year-over-year decrease almost entirely attributable to 2014 fourth quarter debt charge ($8.7 million) and increased effective tax rate (38.7% vs. 10.5%)
●	Income before tax of $23.9 million; excluding debt extinguishment charge, income before tax of $32.6* million vs. $34.3 million
●	Home sale revenues of $493.1 million, up 7% from $460.9 million
o	Homes delivered of 1,242 down from 1,252
o	Average sales price up $28,800 per home, or 8%, to $397,000
●	Gross margin from home sales of 16.3% down from 17.4%
o	Gross margin excluding impairments of 16.5%* vs. 17.5%*
●	Homebuilding SG&A rate of 11.1% vs. 12.0%, a 90 basis point improvement
●	Dollar value of net new orders of $356.4 million, up 25%
●	Ending active community count of 159, up 9%
●	Ending backlog dollar value of $663.2 million, up 31%

Larry A. Mizel, MDC’s Chairman and Chief Executive Officer, stated, “We are pleased to announce a successful 2014 fourth quarter, capping a third consecutive year of profitability for our Company. Although we have made significant progress with our business since the end of the downturn, in 2014 the homebuilding industry experienced weaker demand, following a brief surge in sales velocity and home prices during the first half of 2013. This environment led us to increase our use of incentives during 2014 to stimulate demand for new homes in certain markets. Combined with rising construction and land costs, the increased incentives placed pressure on our homebuilding gross margins for both the fourth quarter and full year, although we have been able to offset some of the gross margin pressure by keeping our overhead low.”

Mr. Mizel concluded, “The outlook for 2015 is somewhat clouded by uncertainty surrounding global and domestic economic conditions, with the full impact of issues such as falling oil prices yet to be fully understood. Nonetheless, primarily as a result of our land acquisition efforts over the past two years, we have set the stage for our Company’s growth in 2015 by expanding both our active communities and our backlog year-over-year. Additionally, during 2014, we reduced our interest costs and extended our next senior note maturity to 2020 by eliminating $500 million of existing senior notes and issuing $250 million of new senior notes. These improvements provide us with the opportunity for top and bottom line expansion in future periods, in spite of the obstacles that may remain for the housing market.”

Homebuilding

Home sale revenues for the 2014 fourth quarter increased 7% to $493.1 million, compared to $460.9 million for the prior year period. The increase in revenue was primarily driven by an 8% increase in the average selling price due to the mix of homes closed and, to a lesser extent, price appreciation.

Gross margin from home sales for the 2014 fourth quarter was 16.3%, compared with 17.4% for the year-earlier period and 16.5% in the prior quarter. Gross margin from home sales excluding impairments was 16.5%* versus 17.5%* in the prior year and 16.5%* in the prior quarter. The year-over-year decrease was primarily due to the use of additional incentives used to stimulate demand and higher construction and land costs in our homes delivered.

SG&A expenses as a percentage of home sale revenues decreased by 90 basis points to 11.1% for the 2014 fourth quarter versus 12.0% for the same period in 2013. The improvement from the prior year was primarily the result of lower compensation-related expenses and, to a lesser extent, lower legal expenses.

The dollar value of net new orders for the 2014 fourth quarter increased 25% from the same period in 2013 to $356.4 million. The increase was driven by an 18% increase in unit volume, resulting primarily from a 16% increase in our average active communities, and a 6% increase in the average selling price of net new home orders to $402,000 compared to $379,000 for the same period in 2013. Our cancellation rate for the 2014 fourth quarter was 28% compared to 26% in the same period in the prior year.

Our backlog value at the end of the 2014 fourth quarter was up 31% year-over-year to $663.2 million. The increase was driven primarily by a 20% increase in units in backlog, due primarily to the net sales activity discussed above, coupled with a 9% increase in the average selling price of homes in backlog, primarily driven by a shift in mix.

During the quarter, we completed the early redemption of $250 million in Senior Notes due July 2015. As a result of this transaction, we recognized an $8.7 million charge related to the extinguishment of debt.

Financial Services

Income before taxes from our financial services operations for the 2014 fourth quarter was $7.0 million, up $1.7 million compared to $5.3 million for the 2013 fourth quarter, as both our mortgage and insurance operations experienced growth in pretax income. The improvement in pretax income for our mortgage operations was driven primarily by an increase in the number of loans locked, due to higher net sales activity, and lower SG&A expenses.

Income Taxes

During the 2014 fourth quarter, we recognized $9.2 million of income tax expense resulting in an effective tax rate of 38.7% while for the 2013 fourth quarter, we had income tax expense of $3.6 million, resulting in an effective tax rate of 10.5%, due primarily to an $11.3 million reversal of our deferred tax asset valuation allowance.

About MDC

Since 1972, MDC's homebuilding subsidiary companies, which operate under the name Richmond American Homes, have built and financed the American dream for more than 180,000 homebuyers. MDC's commitment to customer satisfaction, quality and value is reflected in each home its subsidiaries build. MDC is one of the largest homebuilders in the United States. Its subsidiaries have homebuilding operations across the country, including the metropolitan areas of Denver, Colorado Springs, Salt Lake City, Las Vegas, Phoenix, Tucson, Riverside-San Bernardino, Los Angeles, San Diego, Orange County, San Francisco Bay Area, Sacramento, Washington D.C., Baltimore, Philadelphia, Orlando, Jacksonville, South Florida and Seattle. MDC’s subsidiaries also provide mortgage financing, insurance and title services, primarily for Richmond American homebuyers, through HomeAmerican Mortgage Corporation, American Home Insurance Agency, Inc. and American Home Title and Escrow Company, respectively. M.D.C. Holdings, Inc. is traded on the New York Stock Exchange under the symbol "MDC." For more information, visit www.mdcholdings.com.

Forward-Looking Statements

Certain statements in this release, including statements regarding our business, financial condition, results of operation, cash flows, strategies and prospects, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of MDC to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic conditions, including changes in consumer confidence, inflation or deflation and employment levels; (2) changes in business conditions experienced by MDC, including cancellation rates, net home orders, home gross margins, land and home values and subdivision counts; (3) changes in interest rates, mortgage lending programs and the availability of credit; (4) changes in the market value of MDC’s investments in marketable securities; (5) uncertainty in the mortgage lending industry, including repurchase requirements associated with HomeAmerican Mortgage Corporation’s sale of mortgage loans (6) the relative stability of debt and equity markets; (7) competition; (8) the availability and cost of land and other raw materials used by MDC in its homebuilding operations; (9) the availability and cost of performance bonds and insurance covering risks associated with our business; (10) shortages and the cost of labor; (11) weather related slowdowns and natural disasters; (12) slow growth initiatives; (13) building moratoria; (14) governmental regulation, including the interpretation of tax, labor and environmental laws; (15) terrorist acts and other acts of war; (16) changes in energy prices; and (17) other factors over which MDC has little or no control. Additional information about the risks and uncertainties applicable to MDC's business is contained in MDC's Form 10-K for the year ended December 31, 2014, which is scheduled to be filed with the Securities and Exchange Commission today. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. MDC undertakes no duty to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or webcasts should be consulted.

Contact:	Robert N. Martin
Vice President of Finance and Corporate Controller
1-866-424-3395 / (720) 977-3395
IR@mdch.com

*Please see “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

M.D.C. HOLDINGS, INC.

Consolidated Statements of Operations and Comprehensive Income

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(Dollars in thousands, except per share amounts)
	(Unaudited)		(Unaudited)
Homebuilding:
Home sale revenues	$493,070	$460,939	$1,647,398	$1,626,707
Land sale revenues	62	636	3,233	2,468
Total home and land sale revenues	493,132	461,575	1,650,631	1,629,175
Home cost of sales	(411,931)	(380,086)	(1,365,621)	(1,336,978)
Land cost of sales	(52)	(491)	(2,559)	(1,961)
Inventory impairments	(910)	(569)	(1,760)	(919)
Total cost of sales	(412,893)	(381,146)	(1,369,940)	(1,339,858)
Gross margin	80,239	80,429	280,691	289,317
Selling, general and administrative expenses	(54,601)	(55,421)	(203,253)	(213,283)
Interest and other income	2,222	6,193	26,310	29,798
Interest expense	-	-	(685)	(1,726)
Other expense	(2,279)	(2,177)	(4,813)	(3,783)
Losses from early extinguishments of debt	(8,741)	-	(18,153)	-
Other-than-temporary impairment of marketable securities	-	-	(4,293)	-
Homebuilding pretax income	16,840	29,024	75,804	100,323

Financial Services:
Revenues	12,540	10,587	43,953	51,259
Expenses	(6,152)	(6,127)	(22,334)	(25,271)
Interest and other income	657	834	3,052	3,514
Financial services pretax income	7,045	5,294	24,671	29,502

Income before income taxes	23,885	34,318	100,475	129,825
Benefit from (provision for) income taxes	(9,246)	(3,609)	(37,332)	184,560
Net income	$14,639	$30,709	$63,143	$314,385

Other comprehensive income (loss) related to available for sale securities, net of tax	3,082	4,237	(1,120)	6,737
Comprehensive income	$17,721	$34,946	$62,023	$321,122

Earnings per share
Basic	$0.30	$0.62	$1.29	$6.39
Diluted	$0.30	$0.62	$1.29	$6.34

Weighted average common shares outstanding
Basic	48,635,629	48,497,526	48,615,541	48,453,119
Diluted	48,785,682	48,728,889	48,817,566	48,831,785

Dividends declared per share	$0.25	$-	$1.00	$-

M.D.C. HOLDINGS, INC.

Consolidated Balance Sheets

	December 31,	December 31,
	2014	2013
	(Dollars in thousands, except
	per share amounts)
	(Unaudited)
ASSETS

Homebuilding:
Cash and cash equivalents	$122,642	$148,634
Marketable securities	140,878	569,021
Restricted cash	2,816	2,195
Trade and other receivables	28,555	23,407
Inventories:
Housing completed or under construction	732,692	636,700
Land and land under development	935,268	774,961
Total inventories	1,667,960	1,411,661
Property and equipment, net	30,491	31,248
Deferred tax asset, net	140,486	176,262
Metropolitan district bond securities (related party)	18,203	12,729
Prepaid and other assets	67,996	53,525
Total homebuilding assets	2,220,027	2,428,682
Financial Services:
Cash and cash equivalents	31,183	50,704
Marketable securities	15,262	19,046
Mortgage loans held-for-sale, net	88,392	92,578
Other assets	3,574	4,439
Total financial services assets	138,411	166,767
Total Assets	$2,358,438	$2,595,449
LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$35,445	$15,046
Accrued liabilities	115,117	152,821
Revolving credit facility	15,000	-
Senior notes, net	846,450	1,095,620
Total homebuilding liabilities	1,012,012	1,263,487
Financial Services:
Accounts payable and accrued liabilities	57,268	55,639
Mortgage repurchase facility	60,822	63,074
Total financial services liabilities	118,090	118,713
Total Liabilities	1,130,102	1,382,200
Stockholders' Equity
Preferred stock, $0.01 par value; 25,000,000 shares authorized; none issued or outstanding	-	-
Common stock, $0.01 par value; 250,000,000 shares authorized; 48,831,639 and 48,788,887 issued and outstanding at December 31, 2014 and December 31, 2013, respectively	488	488
Additional paid-in-capital	909,974	908,090
Retained earnings	307,419	293,096
Accumulated other comprehensive income	10,455	11,575
Total Stockholders' Equity	1,228,336	1,213,249
Total Liabilities and Stockholders' Equity	$2,358,438	$2,595,449

M.D.C. HOLDINGS, INC.

Consolidated Statement of Cash Flows

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(Dollars in thousands)
	(Unaudited)		(Unaudited)
Operating Activities:
Net income	$14,639	$30,709	$63,143	$314,385
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Losses from early extinguishments of debt	8,741	-	18,153	-
Stock-based compensation expense	1,224	1,412	5,978	9,652
Depreciation and amortization	1,000	904	3,928	3,864
Inventory impairments	910	569	1,760	919
Other-than-temporary impairment of marketable securities	-	-	4,293	-
Net loss on sale of marketable securities	312	-	(7,310)	-
Amortization of discount / premiums on marketable debt securities	65	(597)	566	219
Deferred income tax expense (benefit)	5,863	2,486	34,226	(187,171)
Excess tax benefits from stock-based compensation	(26)	(391)	(26)	(391)
Net changes in assets and liabilities:
Restricted cash	218	(9)	(621)	(336)
Trade and other receivables	(817)	5,785	(6,638)	4,186
Mortgage loans held-for-sale	(30,260)	(18,238)	4,186	27,375
Housing completed or under construction	103,472	(3,046)	(96,936)	(124,211)
Land and land under development	(80,998)	(74,852)	(160,463)	(285,070)
Prepaid expenses and other assets	2,211	471	(11,873)	(13,562)
Accounts payable and accrued liabilities	(16,945)	11,108	(16,013)	(19,408)
Net cash provided by (used in) operating activities	9,609	(43,689)	(163,647)	(269,549)

Investing Activities:
Purchases of marketable securities	(18,863)	(35,078)	(428,709)	(404,965)
Maturities of marketable securities	2,250	27,100	167,339	159,592
Sales of marketable securities	315,391	29,673	687,692	216,756
Purchases of property and equipment	(1,323)	(507)	(3,242)	(1,785)
Net cash provided by (used in) investing activities	297,455	21,188	423,080	(30,402)

Financing Activities:
Advances (payments) on mortgage repurchase facility, net	29,040	24,162	(2,252)	(13,253)
Proceeds from issuance of senior notes	-	-	248,375	346,938
Repayment of senior notes	(258,532)	-	(517,650)	-
Advances on revolving credit facility, net	5,000	-	15,000	-
Dividend payments	(12,204)	-	(48,820)	-
Excess tax benefits from stock-based compensation	26	391	26	391
Proceeds from exercise of stock options	312	-	375	5,118
Net cash provided by (used in) financing activities	(236,358)	24,553	(304,946)	339,194

Net increase (decrease) in cash and cash equivalents	70,706	2,052	(45,513)	39,243
Cash and cash equivalents:
Beginning of period	83,119	197,286	199,338	160,095
End of period	$153,825	$199,338	$153,825	$199,338

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

New Home Deliveries

	Three Months Ended December 31,
	2014			2013			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
Arizona	200	$62,093	$310.5	192	$50,646	$263.8	4%	23%	18%
California	253	121,974	482.1	174	75,164	432.0	45%	62%	12%
Nevada	169	53,355	315.7	112	35,515	317.1	51%	50%	(0)%
Washington	59	21,918	371.5	64	22,004	343.8	(8)%	(0)%	8%
West	681	259,340	380.8	542	183,329	338.2	26%	41%	13%
Colorado	287	124,226	432.8	354	132,409	374.0	(19)%	(6)%	16%
Utah	54	17,905	331.6	37	12,195	329.6	46%	47%	1%
Mountain	341	142,131	416.8	391	144,604	369.8	(13)%	(2)%	13%
Maryland	73	36,345	497.9	131	58,484	446.4	(44)%	(38)%	12%
Virginia	54	26,029	482.0	107	53,807	502.9	(50)%	(52)%	(4)%
Florida	93	29,225	314.2	81	20,715	255.7	15%	41%	23%
East	220	91,599	416.4	319	133,006	416.9	(31)%	(31)%	(0)%
Total	1,242	$493,070	$397.0	1,252	$460,939	$368.2	(1)%	7%	8%

	Year Ended December 31,
	2014			2013			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
Arizona	731	$200,994	$275.0	635	$156,308	$246.2	15%	29%	12%
California	624	296,189	474.7	643	243,804	379.2	(3)%	21%	25%
Nevada	564	176,371	312.7	593	163,127	275.1	(5)%	8%	14%
Washington	267	96,496	361.4	333	108,038	324.4	(20)%	(11)%	11%
West	2,186	770,050	352.3	2,204	671,277	304.6	(1)%	15%	16%
Colorado	1,172	478,669	408.4	1,287	479,619	372.7	(9)%	(0)%	10%
Utah	165	53,136	322.0	208	65,292	313.9	(21)%	(19)%	3%
Mountain	1,337	531,805	397.8	1,495	544,911	364.5	(11)%	(2)%	9%
Maryland	305	144,695	474.4	368	159,169	432.5	(17)%	(9)%	10%
Virginia	234	115,001	491.5	355	177,142	499.0	(34)%	(35)%	(2)%
Florida	304	85,847	282.4	288	74,208	257.7	6%	16%	10%
East	843	345,543	409.9	1,011	410,519	406.1	(17)%	(16)%	1%
Total	4,366	$1,647,398	$377.3	4,710	$1,626,707	$345.4	(7)%	1%	9%

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

Net New Orders

	Three Months Ended December 31,
	2014				2013				% Change
	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *
	(Dollars in thousands)
Arizona	141	$39,533	$280.4	1.31	137	$34,817	$254.1	2.10	3%	14%	10%	(38)%
California	138	68,509	496.4	2.19	110	58,546	532.2	3.12	25%	17%	(7)%	(30)%
Nevada	94	33,750	359.0	1.87	88	27,285	310.1	1.89	7%	24%	16%	(1)%
Washington	47	17,517	372.7	1.57	38	13,277	349.4	1.01	24%	32%	7%	55%
West	420	159,309	379.3	1.67	373	133,925	359.0	2.02	13%	19%	6%	(17)%
Colorado	266	116,740	438.9	2.18	184	73,557	399.8	1.61	45%	59%	10%	35%
Utah	46	14,512	315.5	2.45	16	5,186	324.1	1.07	188%	180%	(3)%	129%
Mountain	312	131,252	420.7	2.21	200	78,743	393.7	1.55	56%	67%	7%	43%
Maryland	44	21,992	499.8	1.30	62	29,586	477.2	1.27	(29)%	(26)%	5%	2%
Virginia	49	24,031	490.4	1.72	42	20,377	485.2	1.51	17%	18%	1%	14%
Florida	62	19,776	319.0	1.45	75	22,597	301.3	2.00	(17)%	(12)%	6%	(28)%
East	155	65,799	424.5	1.48	179	72,560	405.4	1.57	(13)%	(9)%	5%	(6)%
Total	887	$356,360	$401.8	1.78	752	$285,228	$379.3	1.76	18%	25%	6%	1%

	Year Ended December 31,
	2014				2013				% Change
	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *
	(Dollars in thousands)
Arizona	802	$235,041	$293.1	2.04	645	$165,101	$256.0	2.91	24%	42%	14%	(30)%
California	669	327,248	489.2	3.22	561	237,694	423.7	3.90	19%	38%	15%	(17)%
Nevada	579	192,708	332.8	2.93	529	162,270	306.7	3.47	9%	19%	9%	(16)%
Washington	276	102,795	372.4	2.30	300	98,156	327.2	2.19	(8)%	5%	14%	5%
West	2,326	857,792	368.8	2.54	2,035	663,221	325.9	3.11	14%	29%	13%	(18)%
Colorado	1,334	576,322	432.0	2.88	1,234	466,285	377.9	2.67	8%	24%	14%	8%
Utah	179	59,304	331.3	2.55	153	48,893	319.6	1.80	17%	21%	4%	42%
Mountain	1,513	635,626	420.1	2.84	1,387	515,178	371.4	2.53	9%	23%	13%	12%
Maryland	244	117,646	482.2	1.43	314	145,310	462.8	1.45	(22)%	(19)%	4%	(1)%
Virginia	221	111,068	502.6	1.96	273	136,054	498.4	2.07	(19)%	(18)%	1%	(5)%
Florida	319	109,141	342.1	1.85	318	84,897	267.0	2.09	0%	29%	28%	(11)%
East	784	337,855	430.9	1.72	905	366,261	404.7	1.81	(13)%	(8)%	6%	(5)%
Total	4,623	$1,831,273	$396.1	2.43	4,327	$1,544,660	$357.0	2.54	7%	19%	11%	(4)%

* Calculated as total net new orders in period ÷ average active communities during period ÷ number of months in period

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

Active Subdivisions

	December 31,		%
	2014	2013	Change
Arizona	36	25	44%
California	19	11	73%
Nevada	16	15	7%
Washington	10	13	(23)%
West	81	64	27%
Colorado	40	38	5%
Utah	6	5	20%
Mountain	46	43	7%
Maryland	9	17	(47)%
Virginia	10	10	0%
Florida	13	12	8%
East	32	39	(18)%
Total	159	146	9%
Average for Quarter Ended	166	143	16%
Average for Year Ended	159	142	12%

Backlog

	At December 31,
	2014			2013			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
Arizona	231	$75,419	$326.5	160	$43,184	$269.9	44%	75%	21%
California	192	98,057	510.7	147	71,855	488.8	31%	36%	4%
Nevada	155	61,020	393.7	140	49,350	352.5	11%	24%	12%
Washington	55	20,655	375.5	46	16,430	357.2	20%	26%	5%
West	633	255,151	403.1	493	180,819	366.8	28%	41%	10%
Colorado	579	266,280	459.9	417	171,688	411.7	39%	55%	12%
Utah	40	13,580	339.5	26	8,422	323.9	54%	61%	5%
Mountain	619	279,860	452.1	443	180,110	406.6	40%	55%	11%
Maryland	68	34,293	504.3	129	65,435	507.2	(47)%	(48)%	(1)%
Virginia	90	45,521	505.8	103	51,594	500.9	(13)%	(12)%	1%
Florida	109	48,412	444.1	94	28,037	298.3	16%	73%	49%
East	267	128,226	480.2	326	145,066	445.0	(18)%	(12)%	8%
Total	1,519	$663,237	$436.6	1,262	$505,995	$400.9	20%	31%	9%

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

Homes Completed or Under Construction (WIP lots)

	December 31,		%
	2014	2013	Change
Unsold:
Completed	483	378	28%
Under construction	583	1,038	(44)%
Total unsold started homes	1,066	1,416	(25)%
Sold homes under construction or completed	1,089	981	11%
Model homes	272	258	5%
Total homes completed or under construction	2,427	2,655	(9)%

Lots Owned and Options (including homes completed or under construction)

	December 31, 2014			December 31, 2013
	Lots Owned	Lots Optioned	Total	Lots Owned	Lots Optioned	Total	Total % Change
Arizona	2,266	45	2,311	2,838	74	2,912	(21)%
California	1,600	94	1,694	1,765	129	1,894	(11)%
Nevada	1,589	286	1,875	1,503	391	1,894	(1)%
Washington	886	-	886	537	182	719	23%
West	6,341	425	6,766	6,643	776	7,419	(9)%
Colorado	4,083	929	5,012	4,292	1,093	5,385	(7)%
Utah	598	-	598	538	19	557	7%
Mountain	4,681	929	5,610	4,830	1,112	5,942	(6)%
Maryland	417	417	834	446	304	750	11%
Virginia	525	469	994	469	133	602	65%
Florida	891	184	1,075	650	423	1,073	0%
East	1,833	1,070	2,903	1,565	860	2,425	20%
Total	12,855	2,424	15,279	13,038	2,748	15,786	(3)%

M.D.C. HOLDINGS, INC.

Reconciliations of Non-GAAP Financial Measures

Gross Margin from Home Sales Excluding Interest and Impairments (Unaudited)

Gross Margin from Home Sales Excluding Impairments and Gross Margin from Home Sales Excluding Interest and Impairments are non-GAAP financial measures. We believe this information is meaningful as it isolates the impact that interest and impairments have on our Gross Margin from Home Sales and permits investors to make better comparisons with our competitors, who also break out and adjust gross margins in a similar fashion.

	Three Months Ended December 31,				Year Ended December 31,
	2014	Gross Margin %	2013	Gross Margin %	2014	Gross Margin %	2013	Gross Margin %
	(Dollars in thousands)
Gross Margin	$80,239	16.3%	$80,429	17.4%	$280,691	17.0%	$289,317	17.8%
Less: Land Sales Revenue	(62)		(636)		(3,233)		(2,468)
Add: Land Cost of Sales	52		491		2,559		1,961
Gross Margin from Home Sales	80,229	16.3%	80,284	17.4%	280,017	17.0%	288,810	17.8%
Add: Inventory Impairments	910		569		1,760		919
Gross Margin from Home Sales
Excluding Impairments	81,139	16.5%	80,853	17.5%	281,777	17.1%	289,729	17.8%
Add: Interest in Cost of Sales	17,296		16,140		60,508		54,261
Gross Margin from Home Sales Excluding Impairments and Interest in Cost of Sales	$98,435	20.0%	$96,993	21.0%	$342,285	20.8%	$343,990	21.1%

Pretax Income, Net Income and Diluted Earnings per Share before Debt Extinguishment Charge (Unaudited)

Pretax Income, Net Income and Diluted Earnings per Share before Debt Extinguishment Charge are non-GAAP financial measures. We believe this information is meaningful as it isolates the impact that the debt extinguishment costs have on the results of MDC and permits investors to make better comparisons with our competitors, who may not have incurred debt extinguishment charges.

	Three Months Ended December 31,
	2014	2013
	(Dollars in thousands)
Income before tax	$23,885	$34,318
Losses from early extinguishments of debt	8,741	-
Adjusted income before tax	32,626	34,318
Adjusted income tax provision	(12,568)	(3,609)
Adjusted net income	$20,058	$30,709

	Three Months Ended December 31,
	2014		2013
	Dollars	EPS	Dollars	EPS
	(Dollars in thousands, except per share amounts)
Numerator for diluted earnings per share under two class method	$14,582	$0.30	$30,163	$0.62
Effect of debt extinguishment charge on numerator for diluted earnings per share under two class method	5,398	0.11	-	-
Numerator for adjusted diluted earnings per share under two class method	$19,980	$0.41	$30,163	$0.62

Weighted average diluted shares outstanding	48,785,682		48,728,889